UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2002

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	1-8246	71-0205415
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.(c)

Exhibits

(99.1) Transcript of slide presentation accompanying the November 13, 2002 presentation to investors at the Houstonian Hotel, Club and Spa in Houston, Texas during the RBC Capital Markets North American Energy Conference.

Item 9.

Regulation FD Disclosures

            On November 13, 2002, Harold M. Korell, President and Chief Executive Officer for Southwestern Energy Company, made a presentation to investors at the Houstonian Hotel, Club and Spa in Houston, Texas for the RBC Capital Markets North American Energy Conference. The slide show was made available on the Company's web site (www.swn.com) the day of the presentation and a transcript of that slide show is furnished herewith as Exhibit 99.1.

            Southwestern Energy Company is furnishing under Item 9 of this Current Report on Form 8-K/A the information included as Exhibit 99.1 to this report.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY
Registrant

DATE:	July 9, 2003	BY:	/s/ GREG D. KERLEY
Greg D. Kerley
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Transcript of slide presentation accompanying the November 13, 2002 presentation to investors at the Houstonian Hotel, Club and Spa in Houston, Texas during the RBC Capital Markets North American Energy Conference.